Exhibit 10.19
FIRST AMENDMENT TO
BAKER HUGHES INCORPORATED SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2005)
     THIS AGREEMENT by Baker Hughes Incorporated (the “Company”),
W I T N E S S E T H:
     WHEREAS, the Company sponsors the Baker Hughes Incorporated Supplemental Retirement Plan (the "Plan”); and
     WHEREAS, pursuant to Section 14.04 of the Plan, the Company has the right to amend the Plan; and
     WHEREAS, the Company desires to amend the Plan;
     NOW, THEREFORE, the Company agrees that, effective commencing with the 2007 Plan Year, Section 4.01 of the Plan is completely amended and restated to provide as follows:
     4.01 Company Matching Deferrals. For the 2007 and subsequent Plan Years, if the Participant makes the maximum pre-tax elective deferral under the Thrift Plan permitted under Section 402(g) of the Code (or other applicable legal limitation) and the Participant elects to defer pursuant to Section 3.01(a) or Section 3.01(b), the Company shall make a Company Matching Deferral on his behalf in an amount equal to (A) minus (B) where (A) is five percent of the Participant’s Base Compensation and Bonus for the Plan Year (whether or not deferred under the Plan or the Thrift Plan) and (B) is the amount of matching contributions made for the Participant for the Plan Year under the Thrift Plan. If the Participant does not make the maximum pre-tax elective deferral under the Thrift Plan permitted under Section 402(g) of the Code (or other applicable legal limitation) and the Participant elects to defer pursuant to Section 3.01(a) or Section 3.01(b), the Company shall make a Company Matching Deferral on his behalf in an amount equal to (A) minus (B) where (A) is five percent of the Participant’s Base Compensation and Bonus for the Plan Year (whether or not deferred under the Plan or the Thrift Plan) and (B) is the maximum amount of matching contributions that would have been made for the Participant for the Plan Year had he contributed the maximum pre-tax deferral under the Thrift Plan permitted under Section 402(g) of the Code (or other applicable legal limitation). Company Matching Deferrals made on a Participant’s behalf pursuant to this Section 4.01 shall be credited to such Participant’s Company Matching Deferral Account in one or more installments, as determined by the Plan Administrator, as of a date or dates within the Plan Year.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on the 9th day of February 2007 but to be effective for all purposes as of the 1st day of January 2007.

BAKER HUGHES INCORPORATED

By:	/s/ Michele Gest

Name:	Michele Gest
Title:	Director, Global Benefits